Exhibit 99.2

Burt’s Bees, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	9/30/2007	12/31/2006
Assets
Current assets:
Cash and cash equivalents	$7,408	$17,877
Accounts receivable, net	20,545	16,838
Inventories, net	30,402	17,124
Current portion of deferred tax asset	365	275
Income tax receivable	888	—
Prepaid expenses and other current assets	686	371

Total current assets	60,294	52,485
Property and equipment, net	11,907	11,638
Goodwill	117,212	117,212
Intangible assets, net	32,055	33,136
Deferred financing costs, net	2,760	3,364
Fair value of interest rate swap	542	1,523

Total assets	$224,770	$219,358

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,283	$18,507
Current portion of long-term debt	164,550	6,400
Income taxes payable	—	1,194

Total current liabilities	185,833	26,101
Deferred rent	502	408
Asset retirement obligation	227	217
Long-term portion of deferred tax liability	1,687	2,106
Long-term debt, less current portion	—	164,175
Other long-term liabilities	150	300

Total liabilities	188,399	193,307

Commitments and contingencies
Stockholders’ equity:
Common stock: Class A voting, $0.001 par value; 25,500 shares authorized, 16,256 and 16,230 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	—	—
Common stock: Class B non-voting, $0.001 par value; 4,500 shares authorized, none issued or outstanding	—	—
Additional paid-in capital	11,839	10,767
Other comprehensive income (loss)	94	(37)
Retained earnings	24,438	15,321

Total stockholders’ equity	36,371	26,051

Total liabilities and stockholders’ equity	$224,770	$219,358

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Burt’s Bees, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands)

	Nine months ended
	9/30/2007	9/30/2006
Net sales	$104,982	$79,808
Cost of goods sold	42,178	37,050

Gross profit	62,804	42,758

Selling, general, and administrative expense	34,853	25,702
Product development expense	1,325	824

Total operating expenses excluding non-cash compensation related to stock options	36,178	26,526

Operating income before non-cash compensation expense related to stock options	26,626	16,232
Non-cash compensation expense related to stock options	847	1,257

Operating income	25,779	14,975

Other expense (income) :
Interest expense	10,569	10,763
Change in fair value of interest rate swap	981	107
Interest income	(473)	(272)
Loss on sale of asset	141	42

Total other expense	11,218	10,640

Income before income tax provision	14,561	4,335
Income tax provision	5,444	1,496

Net income	$9,117	$2,839

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Burt’s Bees, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended
	9/30/2007	9/30/2006
Operating activities
Net income	$9,117	$2,839
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Stock based compensation expense	847	1,257
Depreciation and amortization	2,874	1,948
Loss on sale of assets	141	42
Amortization of identifiable intangibles	1,081	1,006
Amortization of deferred financing costs	679	660
Change in fair value of interest rate swap	981	107
Changes in operating assets and liabilities:
Accounts receivable, net	(3,707)	(3,364)
Inventories, net	(13,278)	1,280
Prepaid expenses and other assets	(315)	(194)
Accounts payable and accrued expenses	3,079	5,060
Income taxes	(2,591)	(1,176)

Net cash (used in) provided by operating activities	(1,092)	9,465
Investing activities
Purchases of property and equipment	(3,284)	(4,704)
Asset acquisition	(350)	(829)

Net cash used in investing activities	(3,634)	(5,533)
Financing activities
Payments on first lien term loan	(6,025)	(2,925)
Payment on senior subordinated notes payable	(75)	(39)
Excess tax benefit on stock awards	9	—
Proceeds from exercises of stock options	217	226

Net cash used in financing activities	(5,874)	(2,738)

Effect of foreign currency translation	131	4

Net (decrease) increase in cash and cash equivalents	(10,469)	1,198
Cash and cash equivalents at beginning of period	17,877	6,402

Cash and cash equivalents at end of period	$7,408	$7,600

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in Thousands)

NOTE 1. INTERIM FINANCIAL STATEMENTS

Basis of Presentation

The unaudited interim condensed consolidated financial statements for the nine month periods ended September 30, 2007 and 2006, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the consolidated results of operations, financial position and cash flows of Burt’s Bees, Inc., and its subsidiaries (the Company) for the periods presented. The results for the interim period ended September 30, 2007, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2007, or for any future period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) have been omitted or condensed. The information in this report should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2006, which includes a complete set of footnote disclosures, including the Company’s significant accounting policies.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ materially from estimates and assumptions made.

In determining its quarterly provision for income taxes, the Company uses an estimated annual effective tax rate, which is based on expected annual income, statutory tax rates and tax planning opportunities available in the various jurisdictions in which the Company operates.

New Accounting Pronouncements

On January 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes—an Interpretation of Financial Accounting Standards Board Statement No. 109. This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as criteria for subsequently recognizing, derecognizing, classifying and measuring tax positions for financial statement purposes. The Company conducted a thorough formal analysis of its tax positions and concluded that no material uncertain tax positions existed at either the FIN 48 adoption date or the financial statement reporting date. Consequently, the adoption of FIN 48 resulted in no cumulative effect to beginning retained earnings. FIN 48 requires uncertain tax positions to be classified as non-current income tax liabilities unless expected to be paid within one year. As of January 1, 2007 and September 30, 2007, the Company had no unrecognized tax benefits in its consolidated financial statements. The Company elects to recognize interest and penalties related to uncertain tax positions as a component of income tax expense. As of January 1, 2007 and September 30, 2007, the total balance of accrued interest and penalties related to uncertain tax positions was zero.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The Internal Revenue Service (IRS) has not audited the Company’s federal tax returns since conducting an audit of the 2003 tax year. Audits were completed during the reporting period for North Carolina (2003-2004) and Texas (2003-2006). There were no significant adjustments in any of the aforementioned audits. No audits are currently in progress, and unrecognized tax benefits are not expected to change significantly in the twelve months succeeding January 1, 2007 and September 30, 2007.

Inventories, net

Inventories, net consist of the following at:

	9/30/2007	12/31/2006
Raw materials	$6,270	$8,337
Work in process	7,804	2,704
Finished goods	17,568	7,736

	31,642	18,777
Less valuation allowance	(1,240)	(1,653)

	$30,402	$17,124

Comprehensive Income

The Company applies the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS No. 130), which requires the Company to report and display certain information related to comprehensive income. Comprehensive income encompasses all changes in stockholders’ equity (except those arising from transactions with stockholders) and includes net income and foreign currency translation adjustments.

The accumulated other comprehensive income balance consists entirely of foreign currency translation adjustments. Total comprehensive income for the nine months ended September 30, 2007 and 2006 were $131 and $4, respectively.

Commitments and Contingencies

The Company’s operations are subject to and affected by federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. Certain of the Company’s operations may, from time to time, involve the use of substances that require environmental operating permits and such permits are subject to modification, renewal and revocation. The Company regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of the Company’s businesses, as it is with other companies engaged in similar businesses, and there can be no assurance that environmental liabilities will not have a material adverse effect on the Company in the future.